Testing the Waters Materials Related to Series #94CSI

From the Rally App:

#94CSI

'94 BMW 850CSI

COA | RECORDS | SPECS

FINANCIALS

Initial Offering Share Price	$14.25
Number of Shares	10,000
Initial Offering Market Cap.	$142,500
Storage Location	Rally

ASSET SPECIFICATIONS

Year	1994
Make	BMW
Model	850CSI

VIN #	WBSEG9324RCD00036
Mileage	~36,600
Production Total	1,510
Rarity	1 of 225 US spec cars
Manufactured In	Germany
Engine Type	5.7L S70 V12
Transmission Type	6-Speed, Manual

ASSET CONDITION

Restored	No
Modifications	None
Original Paint	Yes
Original Paint Color	Jet Black

Matching Numbers	Yes
Original Engine	Yes
Original Transmission	Yes
Original Interior	Yes
Original Interior Color	Black / White Lotus
Original Wheels	Yes
Original Steering Wheel	Yes
Original Books	Yes
Original Keys	Yes
Original Tools	Yes

ASSET EXTRAS

Notable Feature	Two tone interior

#94CSI | $142.5K

SIMILAR ASSET SALES   TRADING ON RALLY

Prices are not adjusted for inflation

AUTOMOTIVE PRICE GUIDE

$33,800 (+432.5% SINCE)

5/1/14

1M   3M   6M   1Y   **ALL**

+432.5%
COMPARABLE ASSET VALUE CHANGE SINCE 05/01/2014

34
TRANSACTIONS SINCE 05/01/2014

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source/ Sale Venue
1994 BMW 850 CSI	5/1/2014	$33,800.00	Automotive Price Guide
1994 BMW 850 CSI	9/1/2014	$33,800.00	Automotive Price Guide
1994 BMW 850 CSI	1/1/2015	$33,800.00	Automotive Price Guide
1994 BMW 850 CSI	5/1/2015	$33,800.00	Automotive Price Guide
1994 BMW 850 CSI	9/1/2015	$50,700.00	Automotive Price Guide
1995 BMW 850 CSI	9/1/2015	$71,925.00	Bring a Trailer
1994 BMW 850 CSI	1/1/2016	$50,700.00	Automotive Price Guide
1994 BMW 850 CSI	3/22/2016	$57,750.00	Bring a Trailer
1994 BMW 850 CSI	5/1/2016	$50,700.00	Automotive Price Guide
1994 BMW 850 CSI	9/1/2016	$50,700.00	Automotive Price Guide
1994 BMW 850 CSI	1/1/2017	$50,700.00	Automotive Price Guide
1994 BMW 850 CSI	5/1/2017	$67,500.00	Automotive Price Guide
1994 BMW 850 CSI	9/1/2017	$67,500.00	Automotive Price Guide
1994 BMW 850 CSI	1/1/2018	$67,500.00	Automotive Price Guide
1994 BMW 850 CSI	5/1/2018	$67,500.00	Automotive Price Guide
1994 BMW 850 CSI	7/13/2018	$104,738.00	Bring a Trailer
1994 BMW 850 CSI	9/1/2018	$89,800.00	Automotive Price Guide
1996 BMW 850 CSI	11/10/2018	$110,962.00	RM Sotheby's
1994 BMW 850 CSI	1/1/2019	$89,800.00	Automotive Price Guide
1994 BMW 850 CSI	2/6/2019	$137,240.00	RM Sotheby's
1994 BMW 850 CSI	5/1/2019	$102,000.00	Automotive Price Guide
1994 BMW 850 CSI	9/1/2019	$109,000.00	Automotive Price Guide
1994 BMW 850 CSI	1/1/2020	$140,000.00	Automotive Price Guide
1994 BMW 850 CSI	5/1/2020	$129,000.00	Automotive Price Guide
1994 BMW 850 CSI	9/1/2020	$123,000.00	Automotive Price Guide
1995 BMW 850 CSI	9/11/2020	$152,000.00	Bring a Trailer
1994 BMW 850 CSI	9/30/2020	$131,000.00	Bring a Trailer
1994 BMW 850 CSI	1/1/2021	$139,000.00	Automotive Price Guide
1994 BMW 850 CSI	5/1/2021	$139,000.00	Automotive Price Guide
1995 BMW 850 CSI	5/26/2021	$125,000.00	Bring a Trailer
1994 BMW 850 CSI	9/1/2021	$146,000.00	Automotive Price Guide
1994 BMW 850 CSI	10/22/2021	$146,000.00	Bring a Trailer
1994 BMW 850 CSI	1/1/2022	$147,000.00	Automotive Price Guide
1995 BMW 850 CSI	1/18/2022	$180,000.00	Bring a Trailer

COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

DESCRIPTION OF SERIES 1994 BMW 850CSI

Investment Overview

•Upon completion of the Series #94CSI Offering, Series #94CSI will purchase a 1994 BMW 850CSI Coupe for Series #94CSI (The “Series 1994 BMW 850CSI” or the “Underlying Asset” with respect to Series #94CSI, as applicable), the specifications of which are set forth below.

•BMW originated from an aircraft manufacturer called Rapp-Motorenwerke GmbH. In 1917, the company became known as BMW.

•The BMW 850CSI is a motorsport-developed version of the E31 8 Series coupe and was first introduced at the 1991 Frankfurt International Motor Show.

•The Underlying Asset is a 1994 BMW 850CSI Coupe.

Asset Description

Overview & Authentication

•The CSI was equipped with “deeper front and rear bumper valances as well as a lowered ride height when compared to the standard E31 coupe.”

•The 850CSI features a BMW Motorsport-tuned chassis.

•The 850CSI was built on the regular 8 Series assemble line at the BMW factory in Dingolfing, Germany.

•“CSI” was first used in 1971 on the E9 3.0 CSI coupe to refer to “Coupe Sport injection.”

•Though not traditionally “badged” as an M8 car, the 850CSI was developed by BMW Motorsport and is a “true M car.”

Notable Features

•The Underlying Asset is a 1994 BMW 850CSI Coupe.

•The Underlying Asset has ~37,000 miles on it.

•The Underlying Asset has been serviced regularly over its lifetime of 27 years.

•The Underlying asset is “as original” and in excellent condition.

Notable Defects

•The Underlying Asset is in condition commensurate with mileage and frequency of servicing.

Details

Series 1994 BMW 850CSI
Manufacturer	BMW
Year	1994
Model	850CSI
Production Total	419
Engine	375hp V12
Transmission	Manual
Documentation	Yes
Condition	As Original
Books/manuals/tools	Original
Color	Jet Black
Paint	Original
VIN	WBSEG9324RCD00036

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1994 BMW 850CSI going forward.